Exhibit 99.1

COMERICA REPORTS SECOND QUARTER 2004 EARNINGS

DETROIT/July 15, 2004 — Comerica Incorporated (NYSE: CMA) today reported second quarter 2004 earnings of $192 million, or $1.10 per diluted share, compared to $162 million, or $0.92 per diluted share, for the first quarter 2004 and $170 million, or $0.97 per diluted share, for the second quarter 2003.

(dollar amounts in millions)	2nd Qtr ’04	1st Qtr ’04	2nd Qtr ’03
Diluted EPS	$1.10	$0.92	$0.97
Net Interest Income	$448	$445	$493
Net Interest Margin	3.77%	3.83%	3.98%
Provision for Loan Losses	$20	$65	$111
Noninterest Income	$228	$220	$226
Noninterest Expenses	$372	$369	$360
Net Income	$192	$162	$170
Return on Equity	15.35%	12.71%	13.51%

“Our second quarter financial results reflect a strong focus on credit quality,” said Ralph W. Babb Jr., chairman, president and chief executive officer. “Consistent with improving credit trends, we reduced our allowance for loan losses, which contributed to higher earnings per share in the second quarter of 2004, compared to the last quarter. Credit line usage increased slightly in the second quarter and we saw higher activity levels in our core lending businesses.”

Net Interest Income
 Net interest income was $448 million for the second quarter 2004, compared to $445 million for the first quarter 2004 and $493 million for the second quarter 2003. Average earning assets of $47.6 billion for the second quarter 2004 increased $817 million from the first quarter 2004, or two percent, primarily as a result of increases in average short-term investments ($606 million) and average total loans ($302 million). Average deposits of $40.9 billion for the second quarter 2004 increased $1.3 billion from the first quarter 2004, or three percent.

Net interest income increased $3 million, or less than one percent, from the first quarter 2004, primarily as a result of increased levels of average earning assets in the second quarter 2004. The net interest margin declined six basis points from the first quarter 2004, due to an increase in short-term liquidity caused by higher title and escrow deposits related to mortgage financing activity.

-more-

COMERICA REPORTS SECOND QUARTER 2004 EARNINGS — 2

Noninterest Income
 Noninterest income was $228 million for the second quarter 2004, compared to $220 million for the first quarter 2004 and $226 million for the second quarter 2003. Noninterest income in the second quarter 2004 included a gain of $7 million on the sale of a portion of Comerica’s merchant card processing business and $5 million of net gains recognized on venture capital and private equity investments. Net securities gains were $1 million in the second quarter 2004, compared to $5 million for the first quarter 2004 and $29 million for the second quarter 2003.

Noninterest Expenses
 Noninterest expenses were $372 million for the second quarter 2004, compared to $369 million for the first quarter 2004 and $360 million for the second quarter 2003.

Credit Quality

(dollar amounts in millions)	2nd Qtr ’04	1st Qtr ’04	2nd Qtr ’03
Net Charge-offs	$56	$70	$110
Net Charge-offs/Average Total Loans	0.55%	0.69%	1.02%
Provision for Loan Losses	$20	$65	$111
Nonperforming Assets (NPAs)	$430	$522	$581
NPAs/Total Loans, Other Real Estate & Nonaccrual Debt Securities	1.07%	1.30%	1.37%
Allowance for Loan Losses	$762	$798	$802
Allowance for Loan Losses/Total Loans	1.90%	1.99%	1.89%
Allowance for Credit Losses on Lending-related Commitments*	$28	$32	$33

*	Included in “Accrued expenses and other liabilities” on the consolidated balance sheets.

During the second quarter of 2004, $63 million of loans greater than $2 million were transferred to nonaccrual status. Nonperforming assets were $430 million at June 30, 2004, a decrease of $92 million from March 31, 2004.

“The second quarter was highlighted by improvements in all credit metrics,” said Babb. “Net charge-offs of $56 million were at the lowest level in three years, and non-accrual and watch-list loans also declined, all of which resulted in a $36 million decrease in the allowance for loan losses.”

Balance Sheet and Capital Management
 Total assets and common shareholders’ equity were $54.5 billion and $4.9 billion, respectively, at June 30, 2004, compared to $54.5 billion and $5.1 billion, respectively, at March 31, 2004. There were approximately 172 million shares outstanding at June 30, 2004, compared to approximately 173 million shares outstanding at March 31, 2004. In the second quarter of 2004, approximately 2.1 million shares were repurchased in the open market for $114 million. Comerica’s second quarter 2004 estimated tier 1 common, tier 1 and total risk-based capital ratios were 7.99 percent, 8.63 percent and 12.90 percent, respectively.

COMERICA REPORTS SECOND QUARTER 2004 EARNINGS — 3

Conference Call and Webcast
 Comerica will host a conference call to review second quarter 2004 financial results at 8 a.m. ET Thursday, July 15, 2004. Interested parties may access the conference call by calling (706) 679-5261 (event ID No. 8071569). The call and supplemental financial information can be accessed via a Webcast at www.comerica.com. A replay of the conference call will be available approximately two hours following the call through Sunday, August 15, 2004. The conference call replay can be accessed by calling (800) 642-1687 or (706) 645-9291 (event ID No. 8071569). A replay of the Webcast can also be accessed at www.comerica.com.

Comerica Incorporated is a financial services company headquartered in Detroit, strategically aligned into three major lines of business: the Business Bank, Small Business and Personal Financial Services, and Wealth and Institutional Management. Comerica focuses on relationships and helping businesses and people to be successful. To receive e-mail alerts of breaking Comerica news, go to www.comerica.com/newsalerts.

Forward-looking Statement
 Any statements in this news release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “believe,” “intend,” “estimate,” “project,” “may” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are predicated on management’s beliefs and assumptions based on information known to Comerica’s management as of the date of this news release and do not purport to speak as of any other date. Forward-looking statements may include descriptions of plans and objectives of Comerica’s management for future or past operations, products or services, and forecasts of Comerica’s revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries, estimates of credit trends and global stability. Such statements reflect the view of Comerica’s management as of this date with respect to future events and are subject to risks and uncertainties. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, the Company’s actual results could differ materially from those discussed. Factors that could cause or contribute to such differences are changes in the pace of an economic recovery, implementation of Comerica’s strategies and business models, management’s ability to maintain and expand customer relationships, changes in the accounting treatment of any particular item, the impact of regulatory examinations, changes in the businesses or industries in which Comerica has a concentration of loans, the anticipated performance of any new banking branches, the entry of new competitors in Comerica’s markets, changes in the level of fee income, and changes in general economic conditions and related credit and market conditions. Forward-looking statements speak only as of the date they are made. Comerica does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. For any forward-looking statements made in this news release or in any documents, Comerica claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Media Contacts:	Investor Contacts:
Sharon R. McMurray	Helen L. Arsenault
(313) 222-4881	(313) 222-2840

Wayne J. Mielke	Judith M. Chavis
(313) 222-4732	(313) 222-6317

CONSOLIDATED FINANCIAL HIGHLIGHTS
Comerica Incorporated and Subsidiaries

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
(in millions, except per share data)	2004	2004	2003	2004	2003
PER SHARE AND COMMON STOCK DATA
Diluted net income	$1.10	$0.92	$0.97	$2.02	$1.97
Cash dividends declared	0.52	0.52	0.50	1.04	1.00
Common shareholders’ equity (at period end)	28.75	29.41	29.02

Average diluted shares (in thousands)	174,248	175,987	176,078	175,066	175,857

KEY RATIOS
Return on average common shareholders’ equity	15.35%	12.71%	13.51%	14.02%	13.81%
Return on average assets	1.49	1.28	1.27	1.38	1.30
Average common shareholders’ equity as a percentage of average assets	9.70	10.04	9.38	9.87	9.41
Tier 1 common capital ratio *	7.99	8.00	7.61
Tier 1 risk-based capital ratio *	8.63	8.64	8.26
Total risk-based capital ratio *	12.90	12.60	12.30
Leverage ratio *	10.01	10.15	9.38

AVERAGE BALANCES
Commercial loans (1)	$22,178	$21,716	$24,548	$21,947	$24,793
Real estate construction loans	3,253	3,354	3,603	3,303	3,581
Commercial mortgage loans	8,050	7,964	7,482	8,008	7,368
Residential mortgage loans (1)	1,209	1,226	1,186	1,217	1,174
Consumer loans (1)	2,653	2,626	2,439	2,640	2,447
Lease financing	1,271	1,291	1,278	1,281	1,284
International loans	2,115	2,250	2,695	2,182	2,727

Total loans	$40,729	$40,427	$43,231	$40,578	$43,374
Earning assets	47,639	46,822	49,756	47,230	49,021
Total assets	51,593	50,738	53,969	51,165	53,311
Interest-bearing deposits	26,183	26,620	28,355	26,402	27,955
Total interest-bearing liabilities	31,011	31,726	34,081	31,368	33,843
Noninterest-bearing deposits	14,730	12,985	14,061	13,858	13,677
Common shareholders’ equity	5,003	5,096	5,061	5,049	5,016

NET INTEREST INCOME
Net interest income (fully taxable equivalent basis)	$448	$446	$494	$894	$1,006
Fully taxable equivalent adjustment	—	1	1	1	2
Net interest margin	3.77%	3.83%	3.98%	3.80%	4.13%

CREDIT QUALITY
Nonaccrual loans	$404	$489	$559
Other real estate	26	32	18
Nonaccrual debt securities	—	1	4
Total nonperforming assets	430	522	581
Loans 90 days past due and still accruing	25	35	42
Gross charge-offs	76	84	117	$160	$217
Recoveries	20	14	7	34	11
Net charge-offs	56	70	110	126	206

Allowance for loan losses as a percentage of total loans	1.90%	1.99%	1.89%
Net loans charged off as a percentage of average total loans	0.55	0.69	1.02	0.62%	0.95%
Nonperforming assets as a percentage of total loans, other real estate and nonaccrual debt securities	1.07	1.30	1.37
Allowance for loan losses as a percentage of total nonperforming assets	177	153	138

ADDITIONAL DATA
Goodwill	$247	$247	$247
Core deposit intangible	—	1	2
Other intangibles	1	1	1
Loan servicing rights	19	18	14
Deferred mutual fund distribution costs	10	11	15
Amortization of intangibles	1	—	—	$1	$—

(1) Loans to individuals associated with commercial lending relationships were reclassified from commercial loans to residential mortgage loans and consumer loans in the second quarter of 2004. The impact on the three months ended March 31, 2004 was a decrease in average commercial loans of approximately $1.4 billion, offset by increases in average residential mortgage loans and consumer loans of approximately $0.4 billion and $1.0 billion, respectively. Other prior periods were also reclassified.

* June 30, 2004 ratios are estimated

CONSOLIDATED BALANCE SHEETS
Comerica Incorporated and Subsidiaries

	June 30,	March 31,	December 31,	June 30,
(in millions , except share data)	2004	2004	2003	2003
ASSETS
Cash and due from banks	$1,865	$1,661	$1,527	$4,556
Short-term investments	5,977	5,734	4,013	4,162
Investment securities available-for-sale	4,332	4,639	4,489	5,196

Commercial loans	21,458	21,501	21,579	23,747
Real estate construction loans	3,282	3,243	3,397	3,578
Commercial mortgage loans	8,080	8,029	7,878	7,607
Residential mortgage loans	1,211	1,210	1,228	1,194
Consumer loans	2,672	2,626	2,610	2,456
Lease financing	1,266	1,268	1,301	1,275
International loans	2,130	2,135	2,309	2,607

Total loans	40,099	40,012	40,302	42,464
Less allowance for loan losses	(762)	(798)	(803)	(802)

Net loans	39,337	39,214	39,499	41,662
Premises and equipment	389	378	374	371
Customers’ liability on acceptances outstanding	44	27	27	29
Accrued income and other assets	2,599	2,815	2,663	2,751

Total assets	$54,543	$54,468	$52,592	$58,727

LIABILITIES AND SHAREHOLDERS’ EQUITY
Noninterest-bearing deposits	$17,568	$17,208	$14,104	$19,130
Interest-bearing deposits	26,343	26,315	27,359	27,928

Total deposits	43,911	43,523	41,463	47,058
Short-term borrowings	210	251	262	362
Acceptances outstanding	44	27	27	29
Accrued expenses and other liabilities	847	977	929	792
Medium- and long-term debt	4,597	4,597	4,801	5,400

Total liabilities	49,609	49,375	47,482	53,641
Common stock — $5 par value:
Authorized — 325,000,000 shares
Issued — 178,735,252 shares at 6/30/04, 3/31/04, 12/31/03 and 6/30/03	894	894	894	894
Capital surplus	398	395	384	372
Accumulated other comprehensive income	(82)	92	74	181
Retained earnings	4,125	4,030	3,973	3,842
Less cost of common stock in treasury — 7,124,990 shares at 6/30/04, 5,576,560
shares at 3/31/04, 3,735,163 shares at 12/31/03 and 3,490,548 shares at 6/30/03	(401)	(318)	(215)	(203)

Total shareholders’ equity	4,934	5,093	5,110	5,086

Total liabilities and shareholders’ equity	$54,543	$54,468	$52,592	$58,727

CONSOLIDATED STATEMENTS OF INCOME
Comerica Incorporated and Subsidiaries

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in millions, except per share data)	2004	2003	2004	2003
INTEREST INCOME
Interest and fees on loans	$500	$577	$996	$1,170
Interest on investment securities	35	40	75	87
Interest on short-term investments	10	10	17	16

Total interest income	545	627	1,088	1,273
INTEREST EXPENSE
Interest on deposits	72	103	145	207
Interest on short-term borrowings	—	2	1	5
Interest on medium- and long-term debt	25	29	49	57

Total interest expense	97	134	195	269

Net interest income	448	493	893	1,004
Provision for loan losses	20	111	85	217

Net interest income after provision for loan losses	428	382	808	787
NONINTEREST INCOME
Service charges on deposit accounts	59	58	121	119
Fiduciary income	41	42	85	83
Commercial lending fees	13	15	27	30
Letter of credit fees	17	16	32	32
Foreign exchange income	12	9	21	19
Brokerage fees	8	8	18	16
Investment advisory revenue, net	9	7	18	14
Bank-owned life insurance	9	12	18	21
Equity in earnings of unconsolidated subsidiaries	5	1	8	3
Warrant income	4	—	5	—
Net securities gains	1	29	6	42
Net gain on sales of businesses	7	—	7	—
Other noninterest income	43	29	82	67

Total noninterest income	228	226	448	446
NONINTEREST EXPENSES
Salaries and employee benefits	235	219	461	441
Net occupancy expense	31	30	61	62
Equipment expense	14	14	29	30
Outside processing fee expense	18	18	35	35
Software expense	9	9	20	18
Customer services	7	5	9	12
Other noninterest expenses	58	65	126	129

Total noninterest expenses	372	360	741	727

Income before income taxes	284	248	515	506
Provision for income taxes	92	78	161	160

NET INCOME	$192	$170	$354	$346

Net income applicable to common stock	$192	$170	$354	$346

Basic net income per common share	$1.11	$0.98	$2.04	$1.98
Diluted net income per common share	1.10	0.97	2.02	1.97
Cash dividends declared on common stock	90	87	180	174
Dividends per common share	0.52	0.50	1.04	1.00

CONSOLIDATED QUARTERLY STATEMENTS OF INCOME
Comerica Incorporated and Subsidiaries

	Second	First	Fourth	Third	Second	Second Quarter 2004 Compared To:
	Quarter	Quarter	Quarter	Quarter	Quarter	First Quarter 2004		Second Quarter 2003
(in millions, except per share data)	2004	2004	2003	2003	2003	Amount	Percent	Amount	Percent
INTEREST INCOME
Interest and fees on loans	$500	$496	$511	$530	$577	$4	0.6%	$(77)	(13.4)%
Interest on investment securities	35	40	41	37	40	(5)	(9.6)	(5)	(11.0)
Interest on short-term investments	10	7	8	12	10	3	20.4	—	(6.4)

Total interest income	545	543	560	579	627	2	0.1	(82)	(13.2)
INTEREST EXPENSE
Interest on deposits	72	73	77	86	103	(1)	(2.0)	(31)	(30.9)
Interest on short-term borrowings	—	1	1	1	2	(1)	(11.1)	(2)	(56.1)
Interest on medium- and long-term debt	25	24	25	27	29	1	0.3	(4)	(15.6)

Total interest expense	97	98	103	114	134	(1)	(1.5)	(37)	(27.8)

Net interest income	448	445	457	465	493	3	0.5	(45)	(9.2)
Provision for loan losses	20	65	77	83	111	(45)	(69.2)	(91)	(82.0)

Net interest income after provision for loan losses	428	380	380	382	382	48	12.4	46	12.0
NONINTEREST INCOME
Service charges on deposit accounts	59	62	59	60	58	(3)	(4.5)	1	0.7
Fiduciary income	41	44	44	42	42	(3)	(5.7)	(1)	(1.0)
Commercial lending fees	13	14	17	16	15	(1)	(2.5)	(2)	(10.7)
Letter of credit fees	17	15	16	17	16	2	12.3	1	4.3
Foreign exchange income	12	9	6	10	9	3	35.5	3	49.4
Brokerage fees	8	10	10	8	8	(2)	(8.6)	—	2.4
Investment advisory revenue, net	9	9	8	8	7	—	(3.8)	2	19.3
Bank-owned life insurance	9	9	9	12	12	—	(3.9)	(3)	(28.9)
Equity in earnings of unconsolidated subsidiaries	5	3	1	2	1	2	40.9	4	458.9
Warrant income	4	1	3	1	—	3	245.9	4	N/M
Net securities gains	1	5	4	4	29	(4)	(92.5)	(28)	(98.6)
Net gain on sales of businesses	7	—	—	—	—	7	N/M	7	N/M
Other noninterest income	43	39	43	41	29	4	9.8	14	46.0

Total noninterest income	228	220	220	221	226	8	3.6	2	0.5
NONINTEREST EXPENSES
Salaries and employee benefits	235	226	227	229	219	9	3.9	16	7.8
Net occupancy expense	31	30	32	34	30	1	0.8	1	1.0
Equipment expense	14	15	15	16	14	(1)	(4.2)	—	(0.9)
Outside processing fee expense	18	17	18	18	18	1	7.9	—	0.1
Software expense	9	11	9	10	9	(2)	(6.9)	—	15.6
Customer services	7	2	7	6	5	5	167.8	2	38.7
Other noninterest expenses	58	68	71	64	65	(10)	(14.5)	(7)	(12.0)

Total noninterest expenses	372	369	379	377	360	3	0.9	12	3.4

Income before income taxes	284	231	221	226	248	53	22.4	36	13.9
Provision for income taxes	92	69	63	69	78	23	31.5	14	17.4

NET INCOME	$192	$162	$158	$157	$170	$30	18.5%	$22	12.3%

Net income applicable to common stock	$192	$162	$158	$157	$170	$30	18.5%	$22	12.3%

Basic net income per common share	$1.11	$0.93	$0.90	$0.90	$0.98	$0.18	19.4%	$0.13	13.3%
Diluted net income per common share	1.10	0.92	0.89	0.89	0.97	0.18	19.6	0.13	13.4
Cash dividends declared on common stock	90	90	88	88	87	—	(0.8)	3	2.4
Dividends per common share	0.52	0.52	0.50	0.50	0.50	—	—	0.02	4.0

N/M — Not meaningful

ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES
Comerica Incorporated and Subsidiaries

	2004		2003
(in millions)	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
Balance at beginning of period	$798	$803	$802	$802	$801
Loans charged-off:
Commercial	57	64	74	70	86
Real estate construction:
Real estate construction business line	1	—	1	—	—
Other	—	—	—	—	—

Total real estate construction	1	—	1	—	—
Commercial mortgage:
Commercial real estate business line	—	—	—	—	4
Other	6	6	6	4	3

Total commercial mortgage	6	6	6	4	7
Consumer	4	3	3	3	3
Lease financing	1	8	—	—	4
International	7	3	13	17	17

Total loans charged-off	76	84	97	94	117
Recoveries on loans previously charged-off:
Commercial	15	10	16	4	6
Real estate construction	—	—	—	—	—
Commercial mortgage	1	—	—	1	—
Consumer	1	—	—	2	—
Lease financing	—	1	—	—	—
International	3	3	5	4	1

Total recoveries	20	14	21	11	7

Net loans charged-off	56	70	76	83	110
Provision for loan losses	20	65	77	83	111

Balance at end of period	$762	$798	$803	$802	$802

Allowance for loan losses as a percentage of total loans	1.90%	1.99%	1.99%	1.97%	1.89%
Net loans charged-off as a percentage of average total loans	0.55	0.69	0.75	0.79	1.02

Allowance for credit losses on lending-related commitments*	$28	$32	$33	$29	$33

*Included in “Accrued expenses and other liabilities” on the consolidated balance sheets.

NONPERFORMING ASSETS
Comerica Incorporated and Subsidiaries

	2004		2003
(in millions)	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
SUMMARY OF NONPERFORMING ASSETS AND PAST DUE LOANS
Nonaccrual loans:
Commercial	$229	$282	$295	$382	$342
Real estate construction:
Real estate construction business line	20	19	21	28	37
Other	3	5	3	4	3

Total real estate construction	23	24	24	32	40
Commercial mortgage:
Commercial real estate business line	12	3	3	3	3
Other	80	90	84	65	52

Total commercial mortgage	92	93	87	68	55
Residential mortgage	3	4	2	1	—
Consumer	2	5	7	8	6
Lease financing	13	13	24	25	26
International	42	68	68	82	90

Total nonaccrual loans	404	489	507	598	559
Reduced-rate loans	—	—	—	—	—

Total nonperforming loans	404	489	507	598	559
Other real estate	26	32	30	25	18
Nonaccrual debt securities	—	1	1	4	4

Total nonperforming assets	$430	$522	$538	$627	$581

Nonperforming loans as a percentage of total loans	1.01%	1.22%	1.26%	1.47%	1.32%
Nonperforming assets as a percentage of total loans, other real estate and nonaccrual debt securities	1.07	1.30	1.33	1.54	1.37
Allowance for loan losses as a percentage of total nonperforming assets	177	153	149	128	138
Loans past due 90 days or more and still accruing	$25	$35	$32	$56	$42

ANALYSIS OF NONACCRUAL LOANS
Nonaccrual loans at beginning of period	$489	$507	$598	$559	$624
Loans transferred to nonaccrual (1)	63	92	114	211	148
Nonaccrual business loan gross charge-offs (2)	(71)	(80)	(93)	(91)	(114)
Loans transferred to accrual status (1)	—	—	—	—	(6)
Nonaccrual business loans sold (3)	(33)	(14)	(48)	(37)	(56)
Payments/Other (4)	(44)	(16)	(64)	(44)	(37)

Nonaccrual loans at end of period	$404	$489	$507	$598	$559

(1) Based on an analysis of nonaccrual loans with book balances greater than $2 million.
(2) Analysis of gross loan charge-offs:
Nonaccrual business loans	$71	$80	$93	$91	$114
Performing watch list loans sold	1	1	1	—	—
Consumer loans	4	3	3	3	3

Total gross loan charge-offs	$76	$84	$97	$94	$117

(3) Analysis of loans sold:
Nonaccrual business loans	$33	$14	$48	$37	$56
Performing watch list loans sold	14	18	15	—	—

Total loans sold	$47	$32	$63	$37	$56

(4)	Net change related to nonaccrual loans with balances less than $2 million, other than business loan gross charge-offs and nonaccrual loans sold, are included in Payments/Other.

ANALYSIS OF NET INTEREST INCOME (FTE)
Comerica Incorporated and Subsidiaries

	Three Months Ended
	June 30, 2004			March 31, 2004			June 30, 2003
	Average		Average	Average		Average	Average		Average
(dollar amounts in millions)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Commercial loans	$22,178	$217	3.93%	$21,716	$218	4.04%	$24,548	$256	4.18%
Real estate construction loans	3,253	42	5.13	3,354	42	5.01	3,603	46	5.08
Commercial mortgage loans	8,050	100	4.99	7,964	100	5.03	7,482	102	5.46
Residential mortgage loans	1,209	17	5.73	1,226	17	5.78	1,186	18	6.27
Consumer loans	2,653	30	4.57	2,626	31	4.62	2,439	32	5.25
Lease financing	1,271	14	4.29	1,291	14	4.40	1,278	13	4.01
International loans	2,115	23	4.42	2,250	23	4.11	2,695	34	5.02
Business loan swap income	—	57	—	—	52	—	—	77	—

Total loans	40,729	500	4.93	40,427	497	4.94	43,231	578	5.36
Investment securities available-for-sale (1)	4,460	35	3.17	4,551	40	3.48	4,522	40	3.60
Short-term investments	2,450	10	1.51	1,844	7	1.66	2,003	10	1.96

Total earning assets	47,639	545	4.59	46,822	544	4.67	49,756	628	5.06
Cash and due from banks	1,727			1,664			1,868
Allowance for loan losses	(812)			(831)			(835)
Accrued income and other assets	3,039			3,083			3,180

Total assets	$51,593			$50,738			$53,969

Money market and NOW deposits	$17,886	43	0.95	$17,908	42	0.95	$17,308	57	1.32
Savings deposits	1,651	1	0.38	1,607	2	0.39	1,578	2	0.54
Certificates of deposit	5,991	24	1.61	6,515	26	1.58	8,808	38	1.76
Foreign office time deposits	655	4	2.20	590	3	2.41	661	6	3.65

Total interest-bearing deposits	26,183	72	1.10	26,620	73	1.10	28,355	103	1.47
Short-term borrowings	262	—	0.94	311	1	0.89	450	2	1.24
Medium- and long-term debt	4,566	25	2.17	4,795	24	2.06	5,276	29	2.21

Total interest-bearing sources	31,011	97	1.26	31,726	98	1.25	34,081	134	1.58
Noninterest-bearing deposits	14,730			12,985			14,061
Accrued expenses and other liabilities	849			931			766
Common shareholders’ equity	5,003			5,096			5,061

Total liabilities and shareholders’ equity	$51,593			$50,738			$53,969

Net interest income/rate spread (FTE)		$448	3.33		$446	3.42		$494	3.48

FTE adjustment		$—			$1			$1

Impact of net noninterest-bearing sources of funds			0.44			0.41			0.50

Net interest margin (as a percentage of average earning assets) (FTE)			3.77%			3.83%			3.98%

(1)	The average rate for investment securities available-for-sale was computed using average historical cost.

ANALYSIS OF NET INTEREST INCOME (FTE)
Comerica Incorporated and Subsidiaries

	Six Months Ended
	June 30, 2004			June 30, 2003
	Average		Average	Average		Average
(dollar amounts in millions)	Balance	Interest	Rate	Balance	Interest	Rate
Commercial loans	$21,947	$435	3.99%	$24,793	$514	4.19%
Real estate construction loans	3,303	83	5.07	3,581	91	5.11
Commercial mortgage loans	8,008	200	5.01	7,368	203	5.55
Residential mortgage loans	1,217	35	5.75	1,174	38	6.36
Consumer loans	2,640	61	4.59	2,447	64	5.28
Lease financing	1,281	28	4.34	1,284	29	4.57
International loans	2,182	46	4.26	2,727	64	4.72
Business loan swap income	—	109	—	—	169	—

Total loans	40,578	997	4.94	43,374	1,172	5.44
Investment securities available-for-sale (1)	4,505	75	3.32	4,248	87	4.13
Short-term investments	2,147	17	1.57	1,399	16	2.34

Total earning assets	47,230	1,089	4.63	49,021	1,275	5.24
Cash and due from banks	1,695			1,834
Allowance for loan losses	(821)			(831)
Accrued income and other assets	3,061			3,287

Total assets	$51,165			$53,311

Money market and NOW deposits	$17,897	85	0.95	$16,882	112	1.33
Savings deposits	1,629	3	0.39	1,564	4	0.57
Certificates of deposit	6,254	50	1.60	8,835	79	1.82
Foreign office time deposits	622	7	2.30	674	12	3.52

Total interest-bearing deposits	26,402	145	1.10	27,955	207	1.50
Short-term borrowings	286	1	0.91	711	5	1.30
Medium- and long-term debt	4,680	49	2.11	5,177	57	2.22

Total interest-bearing sources	31,368	195	1.25	33,843	269	1.60
Noninterest-bearing deposits	13,858			13,677
Accrued expenses and other liabilities	890			775
Common shareholders’ equity	5,049			5,016

Total liabilities and shareholders’ equity	$51,165			$53,311

Net interest income/rate spread (FTE)		$894	3.38		$1,006	3.64

FTE adjustment		$1			$2

Impact of net noninterest-bearing sources of funds			0.42			0.49

Net interest margin (as a percentage of average earning assets) (FTE)			3.80%			4.13%

(1)	The average rate for investment securities available-for-sale was computed using average historical cost.

CONSOLIDATED STATISTICAL DATA
Comerica Incorporated and Subsidiaries

	June 30,	March 31,	December 31,	September 30,	June 30,
(in millions, except per share data)	2004	2004	2003	2003	2003
Commercial loans (1):
Floor plan	$2,802	$2,797	$2,731	$2,053	$2,752
Other	18,656	18,704	18,848	19,977	20,995

Total commercial loans	21,458	21,501	21,579	22,030	23,747
Real estate construction loans:
Real estate construction business line	2,661	2,628	2,754	2,866	2,959
Other	621	615	643	630	619

Total real estate construction loans	3,282	3,243	3,397	3,496	3,578
Commercial mortgage loans:
Commercial real estate business line	1,656	1,718	1,655	1,574	1,687
Other	6,424	6,311	6,223	6,057	5,920

Total commercial mortgage loans	8,080	8,029	7,878	7,631	7,607
Residential mortgage loans (1)	1,211	1,210	1,228	1,210	1,194
Consumer loans (1):
Home equity	1,788	1,657	1,647	1,565	1,564
Other consumer	884	969	963	936	892

Total consumer loans	2,672	2,626	2,610	2,501	2,456
Lease financing	1,266	1,268	1,301	1,289	1,275
International loans	2,130	2,135	2,309	2,478	2,607

Total loans	$40,099	$40,012	$40,302	$40,635	$42,464

(1) Loans to individuals associated with commercial lending relationships were reclassified from commercial loans (other) to residential mortgage loans and consumer loans (both home equity and other consumer) in the second quarter of 2004. The impact on March 31, 2004 was a decrease in commercial loans (other) of approximately $1.4 billion, offset by increases in residential mortgage, home equity and other consumer loans of approximately $0.3 billion, $0.5 billion and $0.6 billion, respectively. Other prior periods were also reclassified.

Goodwill	$247	$247	$247	$247	$247
Core deposit intangible	—	1	1	2	2
Other intangible assets	1	1	1	1	1
Loan servicing rights	19	18	17	16	14
Deferred mutual fund distribution costs	10	11	12	14	15
Amortization of intangibles (quarterly)	1	—	1	—	—

Tier 1 common capital ratio*	7.99%	8.00%	8.04%	7.92%	7.61%
Tier 1 risk-based capital ratio*	8.63	8.64	8.72	8.58	8.26
Total risk-based capital ratio *	12.90	12.60	12.71	12.64	12.30
Leverage ratio*	10.01	10.15	10.13	9.54	9.38

Book value per share	$28.75	$29.41	$29.20	$29.05	$29.02

Market value per share for the quarter:
High	$56.99	$59.23	$56.34	$49.75	$53.58
Low	50.45	52.30	46.38	45.28	37.79
Close	54.88	54.32	56.06	46.60	46.50

Quarterly ratios:
Return on average common shareholders’ equity	15.35%	12.71%	12.33%	12.55%	13.51%
Return on average assets	1.49	1.28	1.22	1.16	1.27
Efficiency ratio	55.08	55.84	56.34	55.28	52.02

Number of banking offices	361	362	360	358	357
Number of employees — full time equivalent	11,111	11,237	11,282	11,302	11,479

* June 30, 2004 ratios are estimated

PARENT COMPANY ONLY BALANCE SHEETS
Comerica Incorporated

	June 30,	December 31,	June 30,
(in millions, except share data)	2004	2003	2003
ASSETS
Cash and due from banks	$5	$—	$17
Short-term investments with subsidiary bank	226	296	188
Investment in subsidiaries, principally banks	5,487	5,599	5,657
Premises and equipment	3	3	3
Other assets	277	262	274

Total assets	$5,998	$6,160	$6,139

LIABILITIES AND SHAREHOLDERS’ EQUITY
Long-term debt	$813	$826	$474
Subordinated debt issued to and advances from subsidiaries	—	—	353
Other liabilities	251	224	226

Total liabilities	1,064	1,050	1,053
Common stock — $5 par value:
Authorized — 325,000,000 shares
Issued — 178,735,252 shares at 6/30/04, 12/31/03 and 6/30/03	894	894	894
Capital surplus	398	384	372
Accumulated other comprehensive income	(82)	74	181
Retained earnings	4,125	3,973	3,842
Less cost of common stock in treasury — 7,124,990 shares at 6/30/04, 3,735,163 shares at 12/31/03 and 3,490,548 shares at 6/30/03	(401)	(215)	(203)

Total shareholders’ equity	4,934	5,110	5,086

Total liabilities and shareholders’ equity	$5,998	$6,160	$6,139

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
Comerica Incorporated and Subsidiaries

			Accumulated
			Other			Total
	Common	Capital	Comprehensive	Retained	Treasury	Shareholders’
(in millions, except share data)	Stock	Surplus	Income	Earnings	Stock	Equity
BALANCE AT JANUARY 1, 2003	$894	$363	$237	$3,684	$(231)	$4,947
Net income	—	—	—	346	—	346
Other comprehensive loss, net of tax	—	—	(56)	—	—	(56)

Total comprehensive income	—	—	—	—	—	290
Cash dividends declared on common stock ($1.00 per share)	—	—	—	(174)	—	(174)
Net issuance of common stock under employee stock plans	—	(5)	—	(14)	28	9
Recognition of stock-based compensation expense	—	14	—	—	—	14

BALANCE AT JUNE 30, 2003	$894	$372	$181	$3,842	$(203)	$5,086

BALANCE AT JANUARY 1, 2004	$894	$384	$74	$3,973	$(215)	$5,110
Net income	—	—	—	354	—	354
Other comprehensive loss, net of tax	—	—	(156)	—	—	(156)

Total comprehensive income	—	—	—	—	—	198
Cash dividends declared on common stock ($1.04 per share)	—	—	—	(180)	—	(180)
Purchase of 4,458,423 shares of common stock	—	—	—	—	(247)	(247)
Net issuance of common stock under employee stock plans	—	(6)	—	(22)	61	33
Recognition of stock-based compensation expense	—	20	—	—	—	20

BALANCE AT JUNE 30, 2004	$894	$398	$(82)	$4,125	$(401)	$4,934